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                                                                     EXHIBIT 4.1

                        WYCKOFF CHEMICAL COMPANY, INC.

                            1993 STOCK OPTION PLAN
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1.   Establishment of Plan.  Wyckoff Chemical Company, Inc. ("Wyckoff") proposes
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     to grant to its directors, corporate officers, and other employees options to purchase shares of Wyckoff's Common Stock, $82.00 stated value ("Common Stock"). The options will be granted pursuant to the plan set forth herein and known as the WYCKOFF CHEMICAL COMPANY, INC. 1993 STOCK OPTION PLAN (the "Plan").

2.   Purpose of Plan.  The purpose of the Plan is to provide directors,
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     officers, and employees of Wyckoff with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of Wyckoff, to join the interests of directors, officers, and employees with the interests of Wyckoff shareholders through the opportunity for increased stock ownership, and to attract and retain directors, officers, and employees of exceptional ability. It is intended that certain options granted under this Plan to officers and employees of Wyckoff ("Employees'), may not qualify and that certain of such options may qualify as incentive stock options, as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the terms of the Plan shall be interpreted in accordance with the intention stated in the option agreement. It is acknowledged that options granted to non-Employee directors of Wyckoff will not qualify as incentive stock options.

3.   Shares Subject to Plan.  A maximum of 35,000 shares of Common Stock
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     (subject to adjustment in accordance with Paragraph 14 below) may be subject to the exercise of options granted under the Plan. Such shares shall be authorized and unissued shares. If an option is canceled, surrendered, modified, exchanged for a substitute option, or expires or terminates during the term of the Plan but prior to the exercise of the option in full, the shares subject to but not delivered under such option shall be available for options subsequently granted.

4.   Administration by Committee.  The Plan shall be administered by a Stock
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     Option Committee (the "Committee"), consisting of at least two members appointed by the Board of Directors. Until the Board of Directors determines otherwise, the Compensation Committee shall serve as the Stock Option Committee. All Committee members shall be disinterested directors qualified to serve pursuant to Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934, as amended from time to time. The Committee shall determine the persons to be granted options, the amount of stock to be optioned to each such person, and the terms of the options to be granted. Options shall be granted by the Committee and may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the optionee except to the extent that such amendment operates solely for the benefit of the optionee. The Committee shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan.
     All determinations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places
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     as it shall deem advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee may designate one of its members to sign options on behalf of the Committee and may appoint a secretary to keep minutes of its meetings. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. The members of the Committee shall be paid reasonable fees for their services.

5.   Non-Employee Director Option Grants.  Options for 540 shares shall be
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     granted to non-employee directors on May 1 of 1993, and no discretionary options shall be granted to such directors under the Plan. The price shall be 100% of the market value as of the date of the grant. The options shall be for a term of ten years and shall become exercisable as follows: 1/3 on and after six months following the date of grant, 2/3 on and after May 1, 1994 and the entire option on and after May 1, 1995. Any new non-employee director elected or appointed shall receive, as of the date of his or her election or appointment, an option for 540 shares. The option price for such new director shall be the higher of the market value as of the date of the grant or the market value as of May 1, 1993. These formula grant provisions may be amended by the Board of Directors from time to time but not more than once in any six month period except as necessary or desirable to comply with any federal or state securities law.

6.   Indemnification of Committee Members.  Each person who is or shall have
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     been a member of the Committee shall be indemnified and held harmless by
     Wyckoff from and against any cost, liability, or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.

7.   Eligibility.  Only directors or corporate officers and other employees of
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     Wyckoff or any of its subsidiaries shall be eligible to participate in the
     Plan. The Committee shall determine whether or not a given individual is eligible to participate in the Plan. A person who has been granted an option under this Plan or any other stock option plan of Wyckoff may be granted additional options. The term "subsidiary corporation" shall, for purposes of this Plan, be defined in the same manner as such term is defined in Section 425 of the Code.

8.   Option Price.  The per share option price shall be no less than 100% of the
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     fair market value on the date of grant determined by the Committee in a reasonable manner. The date of grant of an option shall be the date as of which the option is authorized by the Committee. In the event that Wyckoff Common Stock is designated for trading on the NASDAQ National Market System or on a stock exchange, fair market value on the granting date shall be equal to the last sale price reported on the NASDAQ system or on the exchange on the last preceding date for which NASDAQ or the exchange reported prices. In the event Wyckoff Common Stock is not designated for trading on the National Market System or any stock exchange, but is traded and reported on NASDAQ, fair market value on the granting date

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     shall be equal to the mean between the bid and asked prices reported on the
     NASDAQ system on the last preceding date for which NASDAQ reported prices.

9.   Incentive Stock Options Granted to Ten Percent Shareholders.  No option
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     granted to any person, who at the time of such grant owns, or is deemed to own under Section 425(d) of the Code, more than ten percent of the total combined voting power of all classes of stock of Wyckoff, or any of its subsidiary corporations, may be designated as an incentive stock option unless each such option issued to said person has an option price that is at least 110% of the fair market value (as defined in Paragraph 7) of the Common Stock, and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of the option.

10.  Limit on Grants of Incentive Stock Options.  No participant shall be
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     granted incentive stock options under all stock option plans of Wyckoff and any subsidiary corporations, nor shall delayed vesting provisions be accelerated, which would cause the aggregate fair market value (determined at the time of the grant) of the stock with respect to which the incentive stock options are exercisable for the first time by the participant during any calendar year to exceed $100,000.

11.  Term of Options and Rights; Limits on Exercisability.  Options shall be
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     evidenced by written agreements containing such terms and conditions, consistent with the provisions of this Plan, as the Committee shall from time to time determine. Options shall be exercisable for such periods as may be fixed by the Committee, not to exceed fifteen years from the grant thereof, but no option designated as an incentive stock option shall be exercisable after the expiration of ten years from the date of the grant. At the time of the exercise of an option, the option holder, if requested by the Committee, must represent to Wyckoff that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a participant to continue his service with Wyckoff and its parent or subsidiary corporations for a certain length of time prior to the option becoming exercisable and may eliminate such delayed vesting provisions. The Committee may also vary, among the participants and among options granted to the same participant, any and all of the terms and conditions of options granted under the Plan.

12.  Medium and Time of Payment.  The exercise price for each share purchased
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     pursuant to an option granted under the Plan shall be payable in cash or, if the Committee consents, in shares of Common Stock (including Common Stock to be received upon a simultaneous exercise) or other consideration equivalent to cash. The time and terms of payment may be amended with the consent of the participant before or after exercise of the option, but such amendment shall not reduce the option price. The Committee may from time to time authorize payment of all or a portion of the option price in the form of a promissory note or installments, with or without interest or security, according to such terms as the Committee may approve. The Board of Directors may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided.

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13.  Transferability of Options.  Options granted under this Plan may not be
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     transferred except by will or the laws of descent and distribution.  During the lifetime of the participant, options may be exercised only by that participant, his guardian, or his legal representative.

14.  Termination of Employment or Directorship.  If a participant is no longer
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     employed by or a director of Wyckoff or its subsidiary corporations for any reason other than the participant's death, disability, or termination for cause, he may exercise his options for a period of three months after such termination of employment or directorship, unless the terms of such option provide otherwise, but only to the extent the participant was entitled to exercise the options on the date of termination. For purposes of the Plan the following shall not be deemed a termination of employment or directorship: (a) a transfer of an Employee from Wyckoff to any subsidiary of Wyckoff, (b) a leave of absence, duly authorized in writing by Wyckoff, for military service or for any other purpose approved by Wyckoff if the period of such leave does not exceed 90 days; and (c) a leave of absence in excess of 90 days, duly authorized in writing by Wyckoff, provided the Employee's right to reemployment is guaranteed either by statute or contract and (d) a termination of employment with continued service as a director until such directorship terminates.

     If a participant dies or becomes disabled while an Employee or director or after the termination of his employment or directorship other than for cause during the time when the participant could have exercised an option under the Plan, the option issued to such participant shall be exercisable by the personal representative of such participant, the participant, or other successor to the interest of the participant for one year after such participant's death, disability, or termination of employment, unless the terms of such option provide otherwise, to the extent that the participant was entitled to exercise the option on the date of death, disability, or termination of employment, whichever first occurred.

     If a participant is terminated for cause, the participant shall have no further right to exercise any option previously granted him.

     Nothing in the Plan or in any option shall interfere with or limit in any way the right of Wyckoff or its subsidiaries to terminate a participant's employment at any time, nor confer upon any participant any right to continue in the employ of Wyckoff or any of its subsidiaries.

15.  Adjustments. If the number of shares of Common Stock outstanding changes
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     by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, the aggregate number and class of shares available under the Plan and subject to each option, together with the option prices, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective option. If Wyckoff is acquired by another corporation or is otherwise merged into or consolidated with another corporation, all outstanding options shall become immediately exercisable just prior to the effective date of the merger, combination, consolidation, or other corporate event, unless otherwise provided in the option agreement.

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16.  Tax Benefit Rights.  The Committee may grant tax benefit rights to
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     encourage a participant to exercise his option and provide certain tax benefits to Wyckoff. A tax benefit right shall entitle a participant to receive from Wyckoff or a subsidiary a cash payment not to exceed the amount calculated by multiplying the ordinary income, if any, realized by the participant for federal tax purposes as a result of the exercise of a non-qualified stock option, or the disqualifying disposition of shares acquired under an incentive stock option, by the maximum federal income tax rate (including any surtax or similar charge or assessment) for corporations. A tax benefit right may be granted only with respect to a stock option issued and outstanding or to be issued under the Plan or any other plan of Wyckoff or its subsidiaries that has been approved by shareholders as of the date of this Plan and may be granted concurrently with or after the grant of the stock option. Such rights with respect to outstanding options shall be issued only with the consent of the participant if the effect would be to disqualify an incentive stock option, change the date of grant or the exercise price, or otherwise impair his existing options. A stock option to which a tax benefit right has been attached shall not be exercisable by an officer subject to Section 16 of the Securities and Exchange Act of 1934 for a period of six months from the date of the grant of the tax benefit right. The Committee shall determine the terms and conditions of any tax benefit right granted and the participants to whom such rights will be granted with respect to options under the Plan or any other plan of Wyckoff. The Committee may amend, cancel, limit the term of, or limit the amount payable under a tax benefit right at any time prior to exercise of the related option unless otherwise provided under the terms of the tax benefit right. The net amount of a tax benefit right, subject to withholding, may be used to pay a portion of the option price unless otherwise provided by the Committee.

17.  Tax Withholding.  Wyckoff or a subsidiary shall make such previsions as it
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     shall deem appropriate for the withholding of any taxes required to be withheld in connection with the grant or exercise of options under the Plan or the disqualifying disposition of stock issued pursuant to incentive stock options granted under the Plan. Such previsions may include requiring payment of the withholding amount in cash or stock or withholding certain of the shares of stock purchased by the Employee or director.

18.  Listing and Registration of Shares.  Each option shall be subject to the
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     requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, such option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

19.  Effective Date of Plan.  This Plan shall take effect January 1, 1993.
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     Unless earlier terminated by the Board of Directors, the Plan shall terminate on the day immediately preceding the tenth anniversary of the effective date. No option shall be granted under this Plan after such date.

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20.  Termination and Amendment.  The Board of Directors may terminate the Plan
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     at any time, or may from time to time amend the Plan as it deems proper and in the best interests of Wyckoff, provided that no such amendment may (i) materially increase either the benefits to participants under the Plan or the number of shares that may be issued under the Plan, (ii) materially modify the eligibility requirements set forth in Paragraph 6, (iii) reduce the option price (except pursuant to adjustments under Paragraph 14), or
     (iv) impair any outstanding option without the consent of the participant, except according to the terms of the option.



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